UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2008 (January 18, 2008)

Information Services Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33287	20-5261587
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Four Stamford Plaza

107 Elm Street

Stamford, CT 06902

(Address of principal executive offices)

(203) 517-3100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

                (d)           On January 18, 2008, Gerald S. Hobbs and Donald C. Waite III were named to the Board of Directors of Information Services Group, Inc. (“ISG”) and appointed members of the Audit, Compensation, and Nominating and Corporate Governance Committees effective immediately.  On January 18, 2008, pursuant to the 2007 Equity Incentive Plan, the following members of the ISG Board of Directors each received a grant of 69,444 restricted stock units of ISG common stock: Robert J. Chrenc, Gerald S. Hobbs, R. Glenn Hubbard, Donald C. Waite III  and Robert E. Weissman.  This grant represents compensation for their service on the Board of Directors for the next two years and the ISG directors are not expected to receive any other compensation from ISG during this period.  The restricted stock units shall become vested in three equal installments on each of the first, second and third anniversaries of January 18, 2008 (or earlier in the event of a change of control of ISG or such director’s death or disability).

                A press release announcing the election of Messrs. Hobbs and Waite was issued on January 22, 2008, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein in its entirety.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibit.

99.1         Press Release dated January 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2008	INFORMATION SERVICES GROUP, INC.
	By:	/s/ Michael P. Connors
Michael P. Connors
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 22, 2008